==============================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              ON DECEMBER 11, 2001
                         Registration No.  333-________
                            ------------------------

                                   FORM SB-2

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------

                         MGCC Investment Strategies Inc.
                 (Name of small business issuer in its charter)


         NEVADA                       8748                     88-0495105
(State of Incorporation)   (Primary Standard Industrial     (I.R.S. Employer
                            Classification Code Number)      Identification
                                                                Number)

                             3105 N. Rainbow Blvd.
                              Las Vegas, NV 89108
                             Tel: (702) 312-3072

         (Address and telephone number of principal executive offices)

                           --------------------------

                              3105 N. Rainbow Blvd.
                              Las Vegas, NV 89108
                              Tel: (702) 312-3072

              (Address of principal place of business or intended
                          principal place of business)
                           --------------------------

                            Laughlin Associates, Inc.
                            2533 North Carson Street
                            Carson City, NV 89706
                              Tel: (775)883-8484


           (Name, address and telephone number of agent for service)
                           --------------------------

                                   COPIES TO:

                                 Jerry Gruenbaum
                          Attorney and Counselor at Law
                           54 Hazard Avenue, Suite 270
                                 Enfield, CT 06082
                            Phone/Fax (860) 763-4222


==============================================================================

                                     PART I

    APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: / /


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

==============================================================================


--------------------------------------------------------------------------------
                        CALCULATION OF REGISTRATION FEE                        |
--------------------------------------------------------------------------------
                  |               |  Proposed   |   Proposed    |              |
Title of          |               |  maximum    |   maximum     |              |
each class        |    Amount     |  offering   |   aggregate   | Amount of    |
of securities     |    to be      |  price per  |   offering    | registration |
to be registered  |  registered   |  share (1)  |   price (1)   | fee          |
------------------|---------------|-------------|---------------|--------------|
                  |               |             |               |              |
Common Shares     |   1,000,000   |  $0.10(1)   |  $100,000(1)  |    $246      |
                  |               |             |               |              |
------------------|---------------|-------------|---------------|--------------|

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(a) and (g).

(2)(3) Reserved for issuance upon exercise of the Warrants. Price represents the Warrant exercise price.

(3) Registered on behalf of certain Selling Shareholders.

(4) Reserved for issuance upon exercise of the Warrants owned by certain Selling Security holders and registered on behalf of certain Selling Security holders.



                        MGCC Investment Strategies Inc.

                           DATED December 11, 2001

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by any person in any jurisdiction in which such offer or solicitation is not authorized or is unlawful. The delivery of this prospectus shall not, under any circumstances, create any implication that the information in this prospectus is correct as of any time subsequent to the date of this prospectus. Until __________, 2001 (25 days after the commencement of this offering), all dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus.


------------------------------------------------------------------------------
------------------------------------------------------------------------------

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY MGCC Investment Strategies Inc. OR BY THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SECURITIES OFFERED BY THIS PROSPECTUS, OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES BY ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IS UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.


                  PROSPECTUS TABLE OF CONTENTS

                                                      PAGE
                                                      ----


Prospectus Summary..............................        1
Risk Factors....................................        3
     MGCC Investment Strategies Inc. is a
     development stage company with no operating
     history....................................        3
     Intense competition........................        3
     Terms of offering-no minimum contingency...        4
     Related party transactions and possible
     conflicts of interest......................        4
     Dilution...................................        4
     New industry; uncertainty of market acceptance..   4
Use of Proceeds.................................        5
Dividend Policy.................................        5
Price Range of Securities.......................        6
Capitalization..................................        6
Dilution........................................        6
Selected Financial Data.........................        7
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations....................................        8
Business........................................        8
Management......................................       12
Certain Transactions............................       13
Principal Stockholders..........................       13
Description of Securities.......................       14
Shares Eligible for Future Sale.................       15
Underwriting....................................       15
Legal Matters...................................       15
Experts.........................................       16
Index to Financial Statements...................       16



                           MGCC Investment Strategies Inc.

                          1,000,000 SHARES OF COMMON STOCK

                                    ----------

                                    PROSPECTUS

                                    ----------


                               December _____, 2001


Up to 1,000,000 of the shares of common stock offered are being sold by MGCC Investment Strategies Inc.. There is no minimum contingency and no escrow or impound, and the proceeds may be utilized by MGCC Investment Strategies Inc. in its discretion. MGCC Investment Strategies Inc. common stock is not currently listed or quoted on any quotation medium, and may never be quoted on any quotation medium, nor may a market for MGCC Investment Strategies Inc.' stock ever develop. The offering will terminate 12 months from the date of this prospectus.

                            ------------------------

The Common stock offered hereby is speculative and involves a high degree of risk. See risk factors on pages 3 through 5 of this prospectus.

                             ---------------------

These securities have not been approved or disapproved by the securities and exchange commission or any state securities commission nor has the commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Shares are offered at $.10 per share. Since there is no minimum amount of shares that must be sold, the proceeds of the offering may be $0 up to $100,000. The offering is being self-underwritten through its officers and directors.

                                TABLE OF CONTENTS


                                                                            PAGE

ITEM 3:   SUMMARY INFORMATION AND RISK FACTORS . . . . . . . . . . . . . .     3
ITEM 4:   USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . . . .    13
ITEM 5:   DETERMINATION OF OFFERING PRICE. . . . . . . . . . . . . . . . .    13
ITEM 6:   DILUTION - NOT APPLICABLE. . . . . . . . . . . . . . . . . . . .    13
ITEM 7:   SELLING SECURITY HOLDERS . . . . . . . . . . . . . . . . . . . .    13
ITEM 8:   PLAN OF DISTRIBUTION . . . . . . . . . . . . . . . . . . . . . .    15
ITEM 9:   LEGAL PROCEEDINGS. . . . . . . . . . . . . . . . . . . . . . . .    16
ITEM 10:  DIRECTORS, OFFICERS, PROMOTERS AND CONTROL PERSONS . . . . . . .    18
ITEM 11:  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
               OWNERS AND MANAGEMENT . . . . . . . . . . . . . . . . . . .    19
ITEM 12:  DESCRIPTION OF SECURITIES. . . . . . . . . . . . . . . . . . . .    22
ITEM 13:  INTERESTS OF NAMED EXPERTS AND COUNSEL . . . . . . . . . . . . .    30
ITEM 16:  DESCRIPTION OF THE BUSINESS. . . . . . . . . . . . . . . . . . .    31
ITEM 17:  MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                FINANCIAL CONDITION AND RESULTS OF OPERATIONS. . . . . . .    38
ITEM 18:  DESCRIPTION OF PROPERTY. . . . . . . . . . . . . . . . . . . . .    42
ITEM 19:  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS . . . . . . . . .    42
ITEM 20:  MARKET FOR COMMON EQUITY AND RELATED
               STOCKHOLDER MATTERS . . . . . . . . . . . . . . . . . . . .    44
ITEM 21:  EXECUTIVE COMPENSATION . . . . . . . . . . . . . . . . . . . . .    45
ITEM 22:  FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . .   F-1
ITEM 23:  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS  . . . . . . . . .  F-30
ITEM 24:  INDEMNIFICATION OF DIRECTORS AND OFFICERS  . . . . . . . . . . .  II-1
ITEM 25:  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION  . . . . . . . . . .  II-1
ITEM 26:  RECENT SALES OF UNREGISTERED SECURITIES  . . . . . . . . . . . .  II-1
ITEM 27:  EXHIBITS . . . . . . . . . . . . . . . . . . . . . . . . . . . .  II-5
ITEM 28:  UNDERTAKINGS . . . . . . . . . . . . . . . . . . . . . . . . . .  II-8


                             ------------------------


ITEM 3.
                       SUMMARY INFORMATION AND RISK FACTORS

                               PROSPECTUS SUMMARY

                              CORPORATE BACKGROUND

MGCC Investment Strategies Inc. was organized on July 7, 2000.

The Company intends to provide guidance to public companies and other companies wishing to enter the public markets to raise capital, raise awareness of their businesses and effect strategic mergers, acquisition and other business combinations. MGCC will also develop, assist, operate and eventually invest in Internet and Technology companies in order to take advantage of the explosive growth in these areas. Therefore the Company will form two divisions its Corporations division and its Internet and Technology division. The Company may receive stock as compensation for its efforts, and will trade that stock in the public markets in addition to investing directly in other companies for its own account.



                                  THE OFFERING

Common Stock Offered.........................  Up to 1,000,000 shares

Common Stock Outstanding after the
  Offering...................................  2,000,000 shares

Use of Proceeds..............................  Working capital

Symbol.......................................  None

Risk Factors.................................  The shares of Common Stock
offered                                        hereby involve a high degree of
                                               risk and immediate substantial
                                               dilution

Term of offering...........................    12 months from date of prospectus
                                               ---------------------------------

Figures are based on the current outstanding shares of 1,000,000

                              SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements, including Notes, included elsewhere in this Prospectus. The statement of operations data for the period inception December 31, 2000 and the consolidated balance sheet data at December 31, 2000 come from MGCC Investment Strategies Inc.'s audited Consolidated Financial Statements included elsewhere in this Prospectus.
The consolidated statement of operations data for the period inception to December 31, 2000 come from MGCC Investment Strategies, Inc. audited financial statements for those years, which are included in this Prospectus. These statements include all adjustments that MGCC Investment Strategies Inc. considers necessary for a fair presentation of the financial position and results of operations at that date and for such periods. The operating results for the period ended June 30, 2001 do not necessarily indicate the results to be expected for the full year or for any future period.



BALANCE SHEET DATA:
                                                       June 30, 2001
                                                       -------------
Assets: ............................................      $   0
                                                          =======

Liabilities ...........................................   $  5000
                                                           ------
Stockholders' Equity:
  Common Stock, Par value $.0001
    Authorized 40,000,000 shares,
    Issued 1,000,000 shares at June 30,
    2001 ..................................                   100
                                                           -------

Additional contributed capital.....................         2,532
                                                           -------
Deficit ad accumualted during developmental stage..        (7,632)
                                                           -------
Total Stockholders' Equity ....................            (5,000)
                                                           -------
      Total Liabilities and
       Stockholders' Equity ........................      $     0
                                                           =======

STATEMENT OF OPERATIONS DATA:
                                                                   Cumulative
                                                                      Since
                                                                    inception
                                                 Period ended          of
                                                 June 30, 2000     Development
                                                                     Stage
                                                 -------------     -----------
Revenues: ..................................         $0.000          $0.000
General and administrative Expenses: ........        $5,000          $7,632
     Net income (loss).......................       $(5,000)        $(7,632)
                                                      -----           -----
Loss per share ............................          $0.005          $0.0076
                                                      =====           =====

              -------------------------------------------------------

                                  RISK FACTORS


        The purchase of the Common Stock and the Warrants is speculative and involves a high degree of risk and immediate and substantial dilution. Prospective investors should carefully consider all of the information contained in this Prospectus and, in particular, the following factors which could adversely affect the operations and prospects of the Company, before making a decision to purchase any Common Stock and Warrants.

        FORWARD-LOOKING STATEMENTS. The following cautionary statements are made pursuant to the Private Securities Litigation Reform Act of 1995 in order for the Company to avail itself of the "safe harbor" provisions of that Act. The discussions and information in this Prospectus may contain both historical and forward-looking statements, To the extent that the Prospectus contains forward-looking statements regarding the financial condition, operating results, business prospects or any other aspect of the Company, please be advised that the Company's actual financial condition, operating results and business performance may differ materially from that projected or estimated by the Company in forward-looking statements. The Company has attempted to identify, in context, certain of the factors that it currently believes may cause actual future experience and results to differ from the Company's current expectations. The differences may be caused by a variety of factors, including but not limited to adverse economic conditions, intense competition, including entry of new competitors, increased or adverse federal, state and local government regulation, inadequate capital, unexpected costs, lower revenues and net income than forecast, price increases for supplies, the risk of litigation and administrative proceedings involving the Company and its employees, higher than anticipated labor costs, the possible fluctuation and volatility of the Company's operating results and financial condition, adverse publicity and news coverage, inability to carry out marketing and sales plans, loss of key executives changes in interest rates, inflationary factors, and other specific risks that may be alluded to in this Prospectus.

We have no market for our stock, which may affect an investor's ability to re-sell stock.

Prior to this offering, MGCC Investment Strategies Inc.'s common shares have never been freely traded and there is no public market for its stock. No assurance can be given that an active public market will develop or be sustained after the offering. There also can be no assurance that MGCC Investment Strategies Inc.'s securities will be quoted on any recognized quotation medium. The initial public offering price of the shares has been arbitrarily determined by MGCC Investment Strategies Inc.. The trading price of the securities could be subject to wide fluctuations in response to quarter-to- quarter variations in operating results, announcements, and other events or factors. In addition, the stock market has from time to time experienced extreme price and volume fluctuations which have particularly affected the market price for many companies and which often have been unrelated to the operating performance of these companies. These broad market fluctuations may adversely affect the market price of the securities.

MGCC Investment Strategies Inc. stock is a penny stock and is subject to regulations involving trading of penny stocks, which may make it more difficult to sell.

MGCC Investment Strategies Inc.'s securities are not currently quoted on any recognized quotation medium. While there can be no assurance that any public market will ever develop for MGCC Investment Strategies Inc.'s common stock, if such a market should develop, trading its common stock would be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended (Exchange Act), which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a penny stock (generally, any non-Nasdaq equity security that has a market price of less than $5.00 per share, subject to certain exceptions). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions). For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. The additional burdens imposed upon broker-dealers by such requirements may discourage them from effecting transactions in MGCC Investment Strategies Inc.'s securities, which could severely limit the liquidity of MGCC Investment Strategies Inc.'s securities and the ability of purchasers in this offering to sell such securities in the secondary market.

Management has broad discretion in deciding how to spend proceeds from this offering, which may affect our success.

The estimated net proceeds of the offering has been allocated to working capital and general corporate purposes. Accordingly, MGCC Investment Strategies Inc.'s management will have broad discretion as to the application of these proceeds. A portion of the proceeds allocated to working capital may be used by MGCC Investment Strategies Inc. to pay salaries, including salaries of its executive officers, and for acquisitions. Although MGCC currently has no agreement, arrangement or understanding with respect to any acquisition, should an acquisition opportunity be identified by MGCC Investment Strategies Inc., the Board of Directors may have the ability to approve such acquisition without seeking stockholder approval.

ITEM 4.
                                USE OF PROCEEDS

 The net proceeds to MGCC Investment Strategies Inc. from the sale of the shares of Common Stock offered hereby are estimated to be approximately $100,000. MGCC Investment Strategies Inc. intends to use these proceeds for web site promotion, working capital and general corporate purposes, as follows:

Use                               Amount

Offering expenses               $  5,000
Working capital                 $ 95,000
                                 ----------
Total:                          $100,000

The following table shows MGCC Investment Strategies Inc.'s use of proceeds if
10%, 25%, 50%, 75%, and/or 100% of the shares are sold.   Further, there can
be no assurance that any shares will be sold in this offering.


                                 50%         75%
                                 ---        -----
Offering expenses             $ 5,000      $ 5,000
Working capital               $45,000      $70,000
                                ------      -----
Totals:                       $50,000      $75,000


        The allocation of the net proceeds from this Offering set forth above represents the Company's best estimate based on its present plans and certain assumptions regarding general economic and industry conditions and the Company's anticipated future revenues and expenditures. If any of these factors change, the Company may find it necessary or advisable to reallocate some of the proceeds from one to the other of the above-described categories. The Company anticipates, based on its current proposed plans and assumptions relating to its operations, that the proceeds of this Offering will be sufficient to satisfy its contemplated cash requirements for the next 12 months, although the Company may incur operating losses and significant capital expenses during that period.

        To the extent that the funds generated by this Offering are insufficient to fund the Company's activities in the short or long term, the Company may need to raise additional debt or equity through public or private financings. The Company has no commitment for any such financing, and there can be no assurance that any additional financing will be available to the Company, when needed, and on reasonable terms. Certain statements set forth below under this caption constitute "forward-looking statements" within the meaning of the Reform Act. See Risk Factors - Forward-Looking Statements for additional factors relating to such statements.

        The amounts sets forth above merely indicate the proposed use of proceeds, and the actual expenditures may vary substantially from the estimates. None of the items set forth in the foregoing table should be considered as a firm commitment by the Company.

The allocation of the net proceeds of the Offering set forth above represents MGCC Investment Strategies Inc.'s best estimates based upon its current plans and certain assumptions regarding industry and general economic conditions and MGCC Investment Strategies Inc.'s future revenues and expenditures. If any of these factors change, MGCC Investment Strategies Inc. may find it necessary or advisable to reallocate some of the proceeds within the above- described categories. Working capital includes web site development, rent, utilities, overhead, telephone, insurance, postage, office supplies, packing materials, and other miscellaneous expenses.

Proceeds not immediately required for the purposes described above will be invested temporarily, pending their application as described above, in short-term United States government securities, short-term bank certificates of deposit, money market funds or other investment grade, short-term, interest-bearing instruments.

There can be no assurance that MGCC Investment Strategies Inc. will raise any proceeds at all from this offering. DIVIDEND POLICY

MGCC Investment Strategies Inc. has never declared or paid cash dividends on its capital stock. MGCC Investment Strategies Inc. currently intends to retain earnings, if any, to finance the growth and development of its business and does not anticipate paying any cash dividends in the foreseeable future.


ITEM 5.
                         DETERMINATION OF OFFERING PRICE

Each selling stockholder will determine the offering price at which the shares included in this prospectus will be sold.

ITEM 6.
                                    DILUTION

As of December 31, 2000, MGCC Investment Strategies Inc.' net tangible book value was $0.00 or $0.00 per share of common stock. Net tangible book value is the aggregate amount of MGCC Investment Strategies Inc.'s tangible assets less its total liabilities. Net tangible book value per share represents MGCC Investment Strategies Inc.'s total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 1,000,000 shares at an offering price of $.10 per share of Common Stock, application of the estimated net sale proceeds (after deducting offering expenses of $5,000), MGCC Investment Strategies Inc.'s net tangible book value as of the closing of this offering would increase from $0 to $0.0475 per share. This represents an immediate increase in the net tangible book value of $0.0475 per share to current shareholders, and immediate dilution of $0.0525 per share to new investors, as illustrated in the following table:

Public offering price per
share of common stock..............................................$0.10
Net tangible book value per share before offering..................$0.00
Increase per share attributable to new investors...................$0.10
Net tangible book value per share after offering...................$0.0475
Dilution per share to new investors................................$0.0525
Percentage dilution................................................  52.5%


ITEM 7.
                          SELLING SECURITY HOLDERS

NO MARKET FOR COMMON STOCK

MGCC Investment Strategies Inc.'s common stock is not listed or quoted at the present time, and there is no present public market for MGCC Investment Strategies Inc.'s common stock. MGCC Investment Strategies Inc. has obtained a market maker who has agreed to file an application for MGCC Investment Strategies Inc.'s securities to be quoted on the NASD OTC Bulletin Board(Bulletin Board), upon the effectiveness of this Registration Statement, but the obtaining of a quotation is subject to NASD approval, and there can be no assurance that MGCC Investment Strategies Inc.'s stock will be quoted on the Bulletin Board. Thus, there can be no assurance that the NASD will accept MGCC Investment Strategies Inc.'s market maker's application on Form 211. Therefore, there can be no assurance that a public market for MGCC Investment Strategies Inc.'s common stock will ever develop.

ITEM 8.
                               PLAN OF DISTRIBUTION

The Shares shall be offered on a self underwritten basis in the lower 49 states.

The offering of the Shares shall terminate 12 months after the date of this prospectus.

MGCC Investment Strategies Inc. reserves the right to reject any subscription in whole or in part, or to allot to any prospective investor less than the number of Shares subscribed for by such investor.

ITEM 9.
                                LEGAL PROCEEDINGS

The validity of the Common Stock offered hereby will be passed upon for MGCC Investment Strategies Inc. by:

                                Jerry Gruenbaum
                                Attorney and Counselor at Law
                                54 Hazard Avenue, Suite 270
                                Enfield, CT 06082
                                Phone/Fax (860) 763-4222

ITEM 10.
                                    MANAGEMENT

                 EXECUTIVE OFFICERS, KEY EMPLOYEES AND DIRECTORS

The members of the Board of Directors of MGCC Investment Strategies Inc. serve until the next annual meeting of stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors.

    The current executive officers, key employees and directors of MGCC Investment Strategies Inc. are as follows:

Name                                    Age               Position
----------------                        ---           --------------------

Raymond R. Cottrell                     62               CEO & President
Christopher R. Cottrell                 31               Vice President
Richard Kaiser                          37               Secretary

Directors and Officers

Raymond R. Cottrell, CEO & President, has been active in the area of early-stage business development since 1976. Prior to 1987 he was a partner in Noramco Capital Corp., a privately owned investment-banking firm in Vancouver. During his time at Noramco, more than $500,000,000 was raised for client companies, and the assets of the firm grew to $50,000,000. In 1987, Mr. Cottrell formed Grey Point Capital and served a small number of clients until 1992, when he assisted in the formation of Biocoll Medical Corp., a public company, engaged in the development of products for the regeneration of bone and tissue in humans. From 1993 to 1998, he served as an Officer and Director of the firm, which changed its name to GenSci Regeneration Sciences, Inc., along the way. In excess of $50,000,000 was raised for GenSci during that period. In 1998, he stepped down from the positions to continue his career in investment banking but agreed to remain as a consultant to GenSci. Since 1976, Mr. Cottrell has served as a Director and Officer of several public companies, and has accumulated an extensive amount of general business and public company experience.


Christopher R. Cottrell, CFA, Vice President, has been in the finance industry since 1993. He worked in various capacities in corporate finance for CIBC, a major banking institution, until 1996. He then joined GE Capital Services (a wholly owned subsidiary of the General Electric Corporation) in Commercial Equipment Finance. While at GE Capital Mr. Cottrell developed a regional manufacturing equipment finance market and successfully completed $17,000,000 in financing for a number client companies. In 1998 he made the decision to join in the formation of McKinley Greenfield Capital Corp. Mr. Cottrell graduated with a Bachelor of Commerce in finance from the University of British Columbia in 1992. In 1998 he was awarded the Chartered Financial Analysts (CFA) designation and is a current member of the Association Management and Research (AIMR).

Richard Kaiser, Vice President, earned a Bachelor of Arts degree in International Economic from Oakland University (formally known as Michigan State University Honors College) in 1992. He has worked as a senior staff accountant for a large CPA firm and operated and managed his own gem stone international importing business in Detroit, Michigan. He was a senior export-import broker for F.W. Meyers & Co. of Detroit, responsible for worldwide movements of auto parts for Chrysler Corporation. Mr. Kaiser has contracted his international trade services for Mercedes Benz in Germany and currently is President of an export-import management company which develops proficient, cost effective trading routes for goods and services. Mr. Kaiser is also President of YES International, an international investor and public relations firm that provides consulting and promotional services for public companies on domestic and international equity markets. The company has developed and maintained a following of international investors for a number of various public companies.

ITEM 11.
          SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


                                        Shares          Percent       Percent
                                        Beneficially    Before        After
Name and Address of Beneficial Owner    Owned           Offering      Offering
------------------------------------    ------------    --------      --------

Raymond R. Cottrell                      1,000,000         100%            50%

ITEM 12.
                            DESCRIPTION OF SECURITIES

The authorized capital stock of MGCC Investment Strategies Inc. consists of 25,000,000 shares of Common Stock, $.001 par value per share; and 10,000,000 of Preferred Shares, $.01 par value per share. Upon consummation of this Offering, there will be outstanding 2,000,000 shares of Common Stock and -0-shares of Preferred Stock.

                                  COMMON STOCK

Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders, including the election of directors.

Holders of common stock do not have subscription, redemption or conversion rights, nor do they have any preemptive rights.

Holders of common stock do not have cumulative voting rights, which means that the holders of more than half of all voting rights with respect to common stock can elect all of MGCC Investment Strategies Inc.'s directors. The Board of Directors is empowered to fill any vacancies on the Board of Directors created by resignations, subject to quorum requirements.

Holders of Common Stock will be entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor, and will be entitled to receive, pro rata, all assets of the Company available for distribution to such holders upon liquidation.

All outstanding shares of Common Stock are, and the Common Stock offered hereby, upon issuance and sale, will be, fully paid and non-assessable.


                   TRANSFER AGENT, WARRANT AGENT AND REGISTRAR

                             American Transfer Co.

                         SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this Offering, MGCC Investment Strategies Inc. will have 2,000,000 shares of Common Stock outstanding. All shares sold in this offering will be freely transferable without restriction or further registration under the Securities Act of 1933, as amended. However, any share purchased by an affiliate (in general, a person who is in a control relationship with MGCC Investment Strategies Inc.), will be subject to the limitations of Rule 144 promulgated under the Securities Act.

Under Rule 144 as currently in effect, a person (or persons whose shares are aggregated with those of others) whose restricted shares have been fully paid for and meet the rule's one year holding provisions, including persons who may be deemed affiliates of MGCC Investment Strategies Inc., may sell restricted securities in broker's transactions or directly to market makers, provided the number of shares sold in any three month period is not more than the greater of 1% of the total shares of common stock then outstanding or the average weekly trading volume for the four calendar week period immediately prior to each such sale. After restricted securities have been fully paid for and held for two years, restricted securities may be sold by persons who are not affiliates of MGCC Investment Strategies Inc. without regard to volume limitations.

Restricted securities held by affiliates must continue, even after the two year holding period, to be sold in brokers' transactions or directly to market makers subject to the limitations described above.

Prior to this offering, no public market has existed for MGCC Investment Strategies Inc.'s shares of common stock. However, MGCC Investment Strategies Inc. has indicated that, upon successful completion of this offering, it will file an application under Rule 15c-211 for a quotation of MGCC Investment Strategies Inc.'s securities on the Bulletin Board. There can be no assurance that the application will be granted or that MGCC Investment Strategies Inc.'s securities will be quoted on any quotation medium or service. No predictions can be made as to the effect, if any, that market shares or the availability of shares for sale will have on the market price prevailing from time to time. The sale, or availability for sale, of substantial amounts of common stock in the public market could adversely affect prevailing market prices.


ITEM 13.
                      INTEREST OF NAMED EXPERTS AND COUNSEL

The Financial Statements of MGCC Investment Strategies Inc. as of December 31, 2000 included in this Prospectus and elsewhere in the Registration Statement have been audited by Bill Myler, independent public accountant for MGCC Investment Strategies Inc., as set forth in his reports thereon appearing elsewhere herein, and are included in reliance upon such reports, given upon the authority of such firm as experts in accounting and auditing.

                              ADDITIONAL INFORMATION

MGCC Investment Strategies Inc. has filed with the Securities and Exchange Commission ("SEC") a registration statement on Form SB-2 under Securities Act of 1933, as amended, with respect to the securities. This prospectus, which forms a part of the registration statements, does not contain all of the information set forth in the registration statement as permitted by applicable SEC rules and regulations. Statements in this prospectus about any contract, agreement or other document are not necessarily complete. With respect to each such contract, agreement, or document filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement is qualified in its entirety by this reference.

The registration statement may be inspected without charge and copies may be obtained at prescribed rates at the SEC's public reference facilities at Judiciary Plaza, 450 Fifth Street NW, Room 1024, Washington, DC 20549, or on the Internet at http://www.sec.gov.

MGCC Investment Strategies Inc. will furnish to its shareholders annual reports containing audited financial statements reported on by independent public accountants for each fiscal year and make available quarterly reports containing unaudited financial information for the first three quarters of each fiscal year. THE UNITS.

SUBSCRIPTION DOCUMENTS FOR COMMON STOCK UNITS

The attached Subscription Documents for Common Stock must be completed and delivered to MGCC Investment Strategies, Inc., a Nevada corporation ("Company") as follows:

MAIL TO:
MGCC Investment Strategies Inc. 3105 North Rainbow Blvd. Las Vegas, NV

Subscriptions must be paid (at a price of $0.10 per Unit) by a personal check or by a cashier's check or by a bank wire transfer. For payment,. refer to Payment Instructions on page 3.

SECTION A - HOW TO SUBSCRIBE

To subscribe for Units be issued by the Company which are comprised of (I) one share of the Company's $.001 par value common stock at apurchase price of $0.10 per Unit, you must complete the enclosed Common Share Subscription Agreement.

Directions for the Common Share Subscription Agreement are as follows:

1.      Minimum Investment $10        Units 100

2. Be sure to provide your correct name, address and Social Security number or tax identification number as this information will appear on the official records of the company.

3. Sign and be sure that you have checked and initialed the appropriate type of ownership.

4. Signature and Supporting Material Requirements - the following requirements have been established for the various capacities in which Units may be purchased and held other than by you as an individual:

JOINT TENANTS WITH RIGHT OF SURVIVORSHIP: The signatures of both joint tenants are required.

COMMUNITY PROPERTY: The signatures of both husband and wife are required, unless a separate document signed by both parties and designating either party as agent of the other party for purposes of signing accompanies the Subscription Agreement.

TENANTS IN COMMON: The signatures of all parties are required.

TENANTS BY THE ENTIRETY: The signatures of all parties are required.

PARTNERSHIP: The Subscription Agreement must be accompanied by a copy of the signed partnership agreement.

TRUST: The Subscription Agreement must be accompanied by as copy of the signed trust agreement.

CORPORATION: The Subscription Agreement must be accompanied by a certified copy of the resolution of the Board of Directors of the subscribing corporation designating the officer(s) of that corporation authorized to sign on behalf of that corporation and of the resolution of that Board of Directors authorizing the purchase of Units.

5.      Furnish the following:

        (a)     Completed Subscription Agreement (b)     Supporting material
if required (see Item 4 above) (c)     A personal check or cashier's check or
bank wire transfer in the amount of your subscription (Refer to Payment Instructions on page 3).

SECTION B - SUBSCRIPTION AGREEMENT FOR COMMON SHARES UNITS The undersigned hereby subscribes to _____________Common shares, each share consisting of (1) share of the Company's $0.001 par value common stock at a purchase price of $0.10 per share.

The undersigned confirms receipt of a Prospectus dated ___________ 2001 and has had an opportunity to and has read the Prospectus and has had the opportunity to receive clarification from representatives of the Company concerning the contents of the Prospects. The undersigned further acknowledges that no representations, written or oral, other than those contained in the Prospectus have been made in connection with the offering of the Units and this Subscription Agreement.

THE UNDERSIGNED IS AWARE THAT:

1) The Company has the right to accept or reject this subscription in whole or in part. This subscription shall be deemed to be accepted by the Company only when this Subscription Agreement is signed by the Company. Subscriptions need not be accepted by the Company in the order in which subscriptions are received.

2) The Company will hold all funds receipted in a separate account until five (5) days after it has received and accepted subscriptions for not less than 1,000,000 units in the aggregate.

3) Subscriptions for Units are irrevocable and shall survive the subscriber's death or disability. Payment in full of the purchase price of the Units is due and must be made upon subscription.

HOW TO SUBSCRIBE:

You are subscribing to purchase a total of __________ Units at $.10 per Unit ($_______________) by check and initial applicable line).

                $ ____________ (___________Units) paid by cashier's check

                $_____________ (___________Units) paid by personal check; or

                & ___________________(Units) paid by wiring funds.

MAKE CHECK PAYABLE TO: "MGCC Investment Strategies Inc."

MAIL TO:        MGCC Investment Strategies Inc.
                3105 N. Rainbow Blvd.
                Las Vegas, NV 89108

For details, See How to Subscribe (immediately preceding this Subscription Agreement).

Print name(s) in which Units are to be registered.

NAME ______________________________________

SOCIAL SECURITY OR TAX ID NO. _____________


ADDRESS ___________________________________
___________________________________________

Title to your purchased Units is to be held as follows (check and initial one)

a.      ________        Husband & Wife, as community property
b.      ________        Joint Tenants
c.      ________        Tenants in Common
d.      ________        Individual
e.      ________        Corporation
f.      ________        Partnership
g.      ________        Trust
h.      ________        Other

Please Describe: _____________________________________________

NOTE: BY SIGNING THIS SUBSCRIPTION AGREEMENT AND UPON ACCEPTANCE THEREOF, YOU ARE ENTERING INTO AN AGREEMENT AND AGREEING TO INVEST MONEY WITH THE COMPANY.

This Subscription Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof.

DATED: ___________, 2001, at ________________________________

(1) ____________________________ (2) _________________________

NOTE: If Units are to be registered in more than one name, all subscribers must sign.

ACCEPTANCE OF SUBSCRIPTION

Agreed to and accepted:

By:     /s/ MGCC Investment Strategies, Inc.
        a Nevada Corporation

By:     _/s/___________________            _______________________
        President


By:     _/s/___________________            _______________________
        Secretary

ITEM 14.
                  LIMITATIONS ON DIRECTORS AND OFFICERS LIABILITY

        The Articles of Incorporation of the Company provide that a Director or Officer of the Company shall not be liable to the Company or its shareholders for damages for breach of fiduciary duty as a Director or Officer except where such breach involved intentional misconduct, fraud or a knowing violation of the law and where such intentional misconduct, fraud or knowing violation of the law was material to the breach of fiduciary duty by the Director or Office.


ITEM 15.
                      ORGANIZATION WITHIN THE LAST FIVE YEARS

N/A

ITEM 16.
                             DESCRIPTION OF BUSINESS
Overview

MGCC Investment Strategies Inc. is a development stage company incorporated on November 30, 2000, which The Company intends to provide advisory services and initiate and negotiate corporate finance agreements. Through the Company's extensive contacts it has the ability to arrange debt and equity capital for clients in support of their growth and diversification plans.

The Company intends to focus its efforts in four areas: Broker Relations, Institutional Relations, Media Relations and Shareholder Relations. The department's goal is to increase the investing public's awareness of the client through the dissemination of information. Corporate Communications will use an extensive network of contacts throughout North America to reach the investment community.

Broker Relations are the key link to the investing public. MGCC Investments Inc. will provide the brokerage community with the proper tools to recommend client company shares. The Corporate Communications division will use a variety of methods to reach the brokerage community. The process begins by pre-screening securities dealers across North America for interest in small and micro-capitalization companies and capturing the results in an extensive database. Building contacts and relationships with these brokers then follows it. In addition to interpersonal communications, the Corporate Communications division will develop advertising campaigns targeted to the professional investor through select publications. By providing the brokerage community with quality client companies and consistent updates, MGCC will become a trusted source of valuable information.

In order to gain widespread exposure for small companies, the Company personnel have developed contacts with investment analysts and fund managers. These individuals create reliable research coverage and can potentially bring institutional buying to under exposed companies. This group will follow a client company's financial progress and provide the investing public with current third party information.

Media Relations will focus its efforts on exposing client companies to the financial media and pertinent trade publications. Capturing this group provides companies with wide reaching, credible information dissemination. Much of the investment community is reached through this medium. The Media Relations team will establish contacts with many members of the financial press, pre-screening these individuals for specific areas of interest. Media Relations will assure client companies that the media is provided with accurate information. In addition, the Media Relations team has relationships with investment newsletter writers across the country. Knowledgeable individual investors follow many of these publications closely.

The Corporate Communications division participates in ongoing communications with client company's current shareholders. This is an excellent source of a motivated and receptive audience for new business developments. While not the focus of Corporate Communications, shareholders have an extensive need for current information.

MGCC will work in a partnership with its clients to develop strategic merger and acquisition criteria and identify and approach target companies meeting these criteria. The Company will also work closely with the client to perform comprehensive due diligence procedures, negotiate the price and structure with the necessary representations and warranties and assist to arrange any debt and equity financing necessary to close the transaction. The Company structures transactions in relation to earnings with as little dilution as possible.

MGCC's merger and acquisition services may include: a valuation of the business; marketability assessment; strategic buyer research; qualifications and selection; maintenance of confidentiality; buyer-seller communications; comprehensive business profile preparation and price and deal structure development.

MGCC intends to develop, operate and eventually invest in Internet and Technology related companies. MGCC's strategy includes the internal development and operation of majority owned subsidiaries, as well as the investment in other Internet companies, either directly by MGCC or through other venture capital arrangements. The Company's strategy also envisions and promotes opportunities for synergistic business relationships among the Internet companies within its portfolio.

In the process of providing corporate services to its clients in other areas, MGCC believes that it will be able to develop companies in-house, which have the potential of becoming stand alone public companies with excellent and profitable business models. MGCC will begin by evaluating a number of non-affiliated companies and take positions in them for the provision of financing. The general plan for these investments is to find Internet companies that have a demonstrable plan for both short term and long term profitability and that could also generate a synergy with each other. The form of investment generally includes short term or bridge financing and assistance in reaching the public market for equity funding. MGCC will initially invest funds from outside sources, but intends to eventually participate in these financings directly. For the larger of these companies, secondary financing from outside sources will be a requirement and these sources will be researched and negotiated in order to provide the most value to the investment.

MGCC will be focusing on providing consulting services, investing in, operating and developing Internet and technology related companies. Most of these companies will be or will have the intention to become publicly traded companies.

Over the past decade developments in technology and technology related companies have fueled the public markets to levels never before experienced. One of the fundamental differences between this technology driven market and those of the past is that today the market performing companies are start-up ventures and emerging ideas. In the past it was the established companies and their earnings driven focus that fueled the public markets for their stocks and today it is potential earnings and estimates of the market opportunities that are driving the prices of companies shares.

This development has given the opportunity for the entrepreneur to realize the quantification of the idea and the vision. These entrepreneurs, while technically proficient, have little business experience and lack the necessary skills to successfully manage their burgeoning ideas from start-up companies into fully functioning corporate entities. Moreover many of them require the use of outside funding, but wish to maintain autonomous control over their vision.

Therefore the opportunity for experienced professionals to provide management and business experience to these entrepreneurs has grown tremendously over the past decade. The largest opportunity surrounds the funding of these small companies. Funding can either be sought privately from individual and institutional investors or through the public markets.

The Internet has become a large medium for the delivery of content of all forms as it provides an opportunity for the unrestricted delivery of information. Internet commerce is usually defined in terms of four categories: consumer-to-business, consumer-to-consumer, business-to-consumer and business-to-business.

It has been estimated that consumer-to-business Internet commerce will grow to $135 billion in 2003 from $106 billion in 1998. It was noted that their estimates are restricted to consumer-to-business models that are currently Web-enabled, and they expect the estimates to increase substantially as new models move online.

The consumer-to-consumer markets are highly fragmented and inefficient due to the informal way in which it is facilitated over the Internet. However it is believed that the U.S. market for traditional consumer-to-consumer trading, including auctions, classified ads, and collectibles, exceeded $100 billion in goods sold in 1997. The online portion of this market could grow to $3.8 billion in 2001.

Widespread purchase of goods and services by consumers has caused tremendous growth in the business-to-consumer Internet market. It is expected that business-to-consumer Internet commerce in the U.S. to increase to approximately $108 billion in 2003 from $8 billion in 1998. According to Jupiter Communications the leading product categories for business-to-consumer Internet commerce include technology products (computers and electronics), books, apparel, groceries and music.

It has been estimated that the business-to-business Internet market in the U.S. will grow to $1.5 trillion by 2004 from $89 billion in 1998. The equity analysts were surveyed to determine both the total market size of their respective industries as well as the percentage of the business-to-business sales in those segments that will be Internet-based.

FORWARD LOOKING STATEMENTS

This registration statement contains forward-looking statements. MGCC Investment Strategies Inc.'s expectation of results and other forward looking statements contained in this registration statement involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially from those expected are the following: business conditions and general economic conditions; competitive factors, such as pricing and marketing efforts; and the pace and success of product research and development. These and other factors may cause expectations to differ.

THE MARKET

Technological advances, demographic trends and government deregulation are causing the Internet to evolve into the predominant network for universal communications services. These trends and this evolution are stimulating large new markets for companies supplying the Internet and other communications networks with the necessary access, capacity and functionality while simultaneously stimulating a correspondingly large opportunity for the investment of private equity capital. The Internet and communications sectors are likely to continue to create large opportunities for wealth creation for public and private equity investors.

Unprecedented technological advances in the field of optical and wireless communications, coupled with the advent of new competitors brought about by the deregulation of communications markets, have led to the proliferation of high-capacity broadband communications networks. This, in turn, has caused the cost of communications to decline dramatically, making the Internet ubiquitous and more accessible than ever before. Specifically, the number of Internet users worldwide has increased from negligible levels in the early 1990s to 186 million at year-end 1999. Moreover, industry forecasts call for the number of Internet users to top 500 million in 2003 and 1.4 billion in 2009, a 22% annual growth rate over the coming decade.

The rapidly declining cost of communications services has also spawned the advent of new Internet applications that has led to the massive reengineering of business processes and dramatic shifts in consumer behavior. These dynamics have resulted in the explosive growth of the data communications market while communications voice traffic growth has remained in the low single digits (2-3%). The ongoing growth in data traffic has raised overall network traffic and is causing the world's communications networks to be rebuilt to accommodate this seemingly insatiable demand for bandwidth as well as the convergence of voice and data traffic on the same network. According to a June 2000 report by investment bank Robertson Stephens, sales of optical networking equipment are expected to grow from $4.1 billion in 1999 to $25 billion in 2003.

While technological advances have permitted scalable, faster and more cost-effective wire line telecommunications networks, broadband wireless technologies are becoming viable complements, and in some instances replacements, to traditional "last-mile" modes of transmission and network access. As a result, demand for next-generation wireless services is creating unprecedented opportunities in the evolution of new wireless technologies that efficiently address the need for high-speed, broadband voice and data service. Although the wireless Internet, as measured in terms of current subscribers, is still in its nascent stage, a number of indications and projections from the mobile device market (i.e., handheld computers, Personal Digital Assistants (PDAs) and data-enabled Smart phones) highlight the enormous potential and pent-up demand for the wireless Internet. In addition, research group Ovum predicts that global revenues from wireless portals stand to skyrocket from an estimated $747 million in 2000 to $42 billion in 2005.

Evolving deregulation in the U.S. and privatizations abroad are creating more competitive telecommunications markets that are characterized by rapidly declining costs of bandwidth and soaring demand for bandwidth, This competitive environment typically rewards efficiency, entrepreneurship and superior service rather than historical franchise and network assets. As the industry shifts away from monopoly- and oligopoly driven paradigm, businesses and consumers will continue to require increased communication services and support not previously available from legacy providers.

Looking ahead, ongoing deregulation, continued advances in technology and the trends in infrastructure development, as well as related business and consumer spending, point to significant opportunities available to investment consultants and equity investors in technology, communications, Internet and related businesses.

FOCUS ON ASCENDANT TECHNOLOGY COMPANIES

MGCC Investment Strategies seeks to provide services to and invest in those companies that it believes are developing or possess Ascendant Technologies. These companies are developing technologies and products for markets that are dramatically underserved and as such have a seemingly insatiable appetite for new technology solutions and products. Markets characterized by this type of demand profile are typically quick to adopt ascendant technologies and their subsequent evolutions, often at premium prices. Ascendant Technology companies are characterized by extremely attractive economic models, which include significant long-term growth opportunities and high profit margins protected by equally high barriers (often a first mover advantage) to new competition.

Today, the evolution of a fully networked world is creating many new Ascendant Technology opportunities in the markets for network capacity, high-speed network access, wireless access, managed Internet services and in many core building block technologies such as network semiconductors, distributed power and network software and service. As new applications and services are developed for the Internet, the demand for more capacity, faster connection speeds and more robust wireless connectivity will continue to outpace current technologies and solutions. This dynamic will continue to create demand for new technologies and solutions that better meet the market's demand in these categories.

FOCUS ON SECTORS MOST FERTILE TO ASCENDANT TECHNOLOGY COMPANIES

The three broad sectors of the Internet and Communications Value Chain that represent the most fertile grounds for MGCC Investment Strategies are Building Block Technologies, Internet Infrastructure and Internet Infrastructure Services. Although it is difficult to gauge the ultimate size of these markets, due to their nascent development stage and rapid growth, we estimate that these target sectors represent $11-2 trillion in revenue over the next decade. In addition, each of these sectors, and many of the respective sub sectors alone, represents hundreds of billions of dollars in revenue potential over the next decade.

BUILDING BLOCK TECHNOLOGIES

One of the most exciting and potentially lucrative opportunities for services and equity investments along the Internet Value Chain being aggressively exploited by MGCC Investment Strategies is the Building Block Technology sector. Demand for bandwidth and high-speed access to the Internet continues to outstrip network operators' ability to supply it. This dynamic has led to the stimulation of large new markets in optical components, semiconductors, telecommunication equipment and access technologies, including cable, IDSL and wireless modems. In addition, one of the most exciting and critical emerging Building Block technologies of the digital economy is Power Technologies. As a ubiquitous Internet and networked economy become commonplace, the need for clean, reliable, high-quality power becomes paramount. This is a need that the century-old and centralized U.S. electrical power grid is increasingly unable to meet. The power requirements of the digital economy need to be met at the chip level, the server level and the hosting center level, and are beginning to be met by a number of emerging firms with huge market potentials. In fact, to put the potential size of just this one Building Block Technology category in perspective, George Gilder, one of today's most respected technologists, states that in five years "...Internet computing will use as much electricity as the entire U.S. economy does today

INTERNET INFRASTRUCTURE

The Internet Infrastructure sector has been, and is likely to remain, a hotbed of opportunity for private equity investments, as telecommunications equipment that improves the access, speed, capacity and ubiquity of the Internet is in high demand. As the Internet proliferates and becomes more commonplace, the demand for anywhere, anytime access and for high-capacity communications bandwidth continues to exhibit explosive unabated growth. This has stimulated large markets for all types of telecommunications gear such as fiber, switches, routers, servers and storage equipment.

The Internet's growth as measured by subscriber count, usage and bandwidth requirements continues to outstrip industry projections. Predictions of finite demand for access and of an impending bandwidth glut have been handily laid to rest as incremental network capacity is absorbed as soon as it is made available. The demand for bandwidth, which is the predominant driver of the Internet Infrastructure market, is being fueled by two principal dynamics. First, the Internet's network reach continues to expand to new geographic markets, new user groups and new end user devices (including wireless). Industry projections call for the number of Internet users to climb 22% annually over the coming decade to 1.4 billion. Second, new content-rich applications such as graphics, video and audio require faster Internet connections and higher capacity telecommunications networks. In addition, more feature-rich content improves the on-line experience and increases the amount of time users are logged on to the network, which also raises bandwidth requirements and the market for Internet infrastructure.

In many respects the dynamics driving the demand for network bandwidth parallels the dynamics that have driven the demand for computer processing power over the past two decades. The advent of faster computer processors-while often met with a pundit's claim of "more processing power than the market needs"-stimulated the demand for more robust software and computer applications. As the new applications and software features became commonplace, the faster computer processor quickly went from being "too much" processing power to being the minimum requirement, given the new applications. In much the same respect, the mantra for the next two decades is likely to be "bandwidth begets bandwidth". In fact, based on this dynamic, Nortel Networks project that over the next four years, the market is likely to see a 100-200-fold increase in the demand for network capacity. The technology evolutions aimed at satisfying the need for network capacity will result in the 56 kb Internet modem, and the twisted copper pair telephone line, although commonplace today, ultimately joining the 286 MHz computer microprocessor as a technological relic of an innovative and rapidly evolving industry.

INTERNET INFRASTRUCTURE SERVICES

The Internet Infrastructure Services (IIS) sector represents a highly compelling and logical target for compaies along the Internet and Communications Value Chain. In the broadest sense, IIS companies provide the middleware and services that support Internet applications such as e-commerce businesses, business-to-business applications and corporate intranets and extranets. The IIS sector comprises a disparate number of companies and business models but can be best characterized as businesses that are providing the connectivity and applications infrastructure of the Internet. The potential size of this market is staggering, and the appeal for private equity investments is compelling when one considers that every additional Internet user, every additional byte of storage and every new Web site ultimately translate into additional market opportunity and revenue for the Infrastructure Services companies. In fact, Merrill Lynch forecasts the Internet Infrastructure Services market to be a $1 trillion market opportunity over the next decade, which translates into a 40% compounded annual growth rate.

The largest sub sector of the IIS marketplace is, and should remain, connectivity businesses, which comprise Consumer ISPs, Business ISPs, Managed Data Networks and, potentially one of the most exciting areas, Wireless Data connectivity. The connectivity sub sector alone is estimated to be a $650 billion market by 2009, with wireless access being the fastest-growing sector, driven by wireless enabled hand held computers (Palm PDA and Handspring Visor, etc.) and wireless enabled laptops.

Industry projections call for the Web hosting and co-location sub sector to expand from a $4.5 billion industry in 1999 to approximately $140 billion over the coming decade. The companies in this sub sector provide their customers different levels of service, all of which are considered mission critical. Pure co-location companies are more akin to real estate companies than they are to technology companies, as they provide data center space to customers on a per-square-footage basis. The companies providing more value-added and premium priced managed Web-hosting services provide not only the physical real estate for their customers but also own and manage the servers and network connections. The customers of the managed services hosting companies access the servers remotely and manage only from the applications layer up.

The Content Distribution Network (CDN) sub sector is potentially one of the most exciting in the Internet Infrastructure Services sector. Industry projections call for this sub sector to grow from virtually no revenues in 1999 to $240 billion by the end of the coming decade. These companies provide customers with network overlays that improve network performance by distributing content closer to the end user. As telecommunications networks become all-optical, by definition, traffic on them will travel at the speed of light. In this environment, network speed and functionality enhancements will be gained by distributing content closer to end users, which is the mission of CDN companies. Also included in this sub sector are the Application Service Providers (ASPs), which host and serve software applications that have been outsourced by their customers.

COMPETITION

Competition in the financial and business services and consulting firms and insurance firms provide investment banking and management consulting services, but focus on the mid-market and larger companies. In addition many mutual funds and other venture capital consulting firms are in the business of developing technologies and Internet related companies.

     Corporate Services Market

Competition in the corporate services market ranges from the largest investment banks to regional banks and independent consultants. The majority of these competitors focus on companies that have achieved some level of development. The small business or emerging company often does not have the resources or achieved the level of development to gain the assistance of these competitors. The Company consults to these types of emerging companies.

     Internet Development Market

There are many entrepreneurs developing ideas for Internet applications and many have excellent potential. However the success of these ideas depends a great deal on the execution of business plans and proper management skills. Once these ideas are formed into companies and permanent management teams put into place then the competition to provide banking and management consultant services to those companies increases dramatically. MGCC focuses on developing these ideas and emerging companies to a level where they are in demand in the marketplace.

GOVERNMENT REGULATION

Government approval is not necessary for MGCC Investment Strategies Inc.'s business, and government regulations have no effect or a negligible effect on their respective businesses.

EMPLOYEES

The Company currently has 3 employees consisting of the Officers

MARKETING

MGCC consults to, develops, invests in, and operates Internet and Technology related companies. MGCC's strategy includes the internal development and operation of majority owned subsidiaries within the "MGCC" family, as well as the investment in other Internet companies, either directly by MGCC or through other venture capital arrangements. The Company's strategy also envisions and promotes opportunities for synergistic business relationships among the Internet companies within its portfolio. MGCC has capitalized and hopes to continue to capitalize on its position as a Seed Round Internet Startup investor.

 Corporate Services Division

MGCC Investment Strategies, Inc. was founded to provide guidance for small public companies and companies wishing to enter the public market to raise capital, increase awareness of their business, and effect strategic mergers, acquisitions or other business combinations. To provide clients with a complete package of services, MGCC will form the Corporate Services division for effective public market strategies and quickly followed with an Internet Marketing division and an Internet & Technology Development division. The Company intends to capitalize on the synergies that are inherent in the combination of these two divisions. It is intended that the Corporate Services division will be used not only to generate ongoing cash flow, but to prospect potential investments and developmental opportunities for the Internet & Technology division.

In the process of providing services to its clients in other areas, MGCC intends to develop ideas and companies in-house, which will become stand-alone public companies with excellent and profitable business models.

 Internet and Technology Division

MGCC is actively seeking out business situations that present unique opportunities in the realm of Internet and electronic business. The Company intends to invest in other companies that have a demonstrable potential for success as an Internet business. The Company, through it's proprietary network of associates, is able to bring top talent in the areas of web commerce, marketing, finance and business development to guide those companies to success. MGCC intends to search for companies that complement those in which it already has an investment so that these entities can, together, form a profitable electronic commerce community.

The success of this business model in the marketplace has improved over the past four years. MGCC believes, it will likely continue to improve into the future as more and more companies move onto the Internet and become participants in the Internet Economy.

MGCC's goal is to provide shareholders both direct and indirect participation in client companies. Through the Company's investments and developments, shareholders will benefit through increased assets and book value. In addition, MGCC will issue dividends to its investors depending upon the position held in MGCC. MGCC may also offer its investors future participation in private placements.

MGCC believes that we are at the beginning of an economic shift from an industrial economy to an Internet economy. By focusing its investments in Internet Startups, MGCC intends to capitalize on the staggering growth in value of such companies.

One such company provides electronic business, electronic commerce, web site design and Internet marketing services. That company will shortly have several clients of its own and is in the process of becoming a separate public company.

MGCC is now in the process of evaluating a number of non-affiliated companies to invest in. Such investment will be either pecuniary or through the provision of services. The general plan for these investments is to find Internet companies that have a demonstrable plan for both short term and long term profitability. The form of investment may include short term or bridge financing and assistance in reaching the public market for equity funding. To select from those companies that could generate a synergy with the existing investments of MGCC and then to invest in those companies.

BUSINESS RISK

 Future Capital Needs - The Company may need to access outside sources of financing. There can be no assurance that any such financing will be available. If such financing is available, furthermore, it may involve issuing securities senior to the Common Stock or equity financings, which are dilative to holders of the Common Stock.

Dependence on Key Personnel - The Company's performance is substantially dependent on the performance of its executive officers and other key employees and its ability to attract, train, retain and motivate high quality personnel, especially highly qualified technical and managerial personnel. The loss of the services of any of its executive officers or key employees could have a material adverse effect on its business, results of operations or financial condition. Competition for talented personnel is intense, and there can be no assurance that the Company will be able to continue to attract, train, retain or motivate other highly qualified technical and managerial personnel in the future.

Government Regulation and Legal Uncertainties - The Company is not currently subject to direct regulation by any government agency, other than regulations applicable to businesses generally. However, governmental regulators may, in the future, seek to impose regulations on Internet activities. There are currently few laws or regulations directly applicable to access to or commerce on the Internet. Due to increasing popularity and use of the Internet, however, it is possible that a number of laws and regulations may be adopted with respect to the Internet, covering issues such as user privacy, pricing, characteristics and quality of products and services. The adoption of any additional laws or regulations may also decrease the growth of the Internet, which could in turn decrease the demand for the Company's products and services or could increase the Company's cost of doing business. Moreover, the applicability to the Internet of a range of existing laws in domestic and international jurisdictions governing issues such as commerce, taxation, property ownership, defamation and personal privacy is uncertain and will likely evolve over the course of many years. Any such new legislation or regulation or application or interpretation of existing laws, including tax laws, could have an adverse effect on the company's business, results of operations and financial condition.

Intense Competition - The market for Internet products and services is highly competitive and lacks significant barriers to entry. The Company expects competition to intensify in the future. Numerous well-established companies and smaller entrepreneurial companies are focusing significant resources on developing and marketing products and services that will compete with the Company's products and services. There can be no assurance that the Company will be able to compete successfully or that competitive pressures, including possible downward pressure on the prices it charges for its products and services, will not adversely affect its business, results of operations and financial condition.

Uncertainties Associated with Selling Assets - A significant element of the Company's business plan involves selling, in public or private offerings, portions of the companies it has acquired and developed. The Company's ability to engage in any such transactions, the timing of such transactions and the amount of proceeds from such transactions are dependent on market and other conditions largely beyond the Company's control. Accordingly, there can be no assurance that the Company will be able to engage in such transactions in the future or that when the Company is able to engage in such transactions they will be at favorable prices. If the Company were unable to liquidate portions of its portfolio companies at favorable prices, the Company's business, financial condition and results of operations would be adversely affected.

Fluctuating Value of Certain Stock Assets - A portion of the Company's assets may include the equity securities of both publicly traded and non-publicly traded companies. Fluctuations in the market price and valuations of the Company's holdings in such other companies, which are partially dependent on market and other conditions that are beyond the Company's control, may result in fluctuations of the market price of the Company's Common Stock.

Management of Growth - The Company's growth has placed, and is expected to continue to place, a significant strain on the Company's managerial, operational and financial resources. Further, as the number of the Company's users, advertisers and other business partners grow, the Company is required to manage multiple relationships with various customers, strategic partners and other third parties. These requirements will be exacerbated in the event of further growth of the Company or in the number of its strategic relationships or sponsorship arrangements. There can be no assurance that the Company's systems, procedures or controls will be adequate to support the Company's operations or that the Company's management will be able to achieve the rapid execution necessary to successfully offer its services and implement its business plan. The Company's future operating results will also depend on its ability to expand its sales and marketing organization and expand its support organization commensurate with the growth of its business and the Internet. If the Company is unable to manage growth effectively, the Company's business, results of operations and financial condition will be adversely affected.

Dependence on Third-Party Relationships - The Company expects to be somewhat dependent on a number of third-party relationships. These relationships include arrangements relating to the creation of traffic on the Company-affiliated Web sites and resulting generation of advertising and commerce-related revenue. The termination of, or the failure of such Company-affiliated Web sites to renew such relationships on reasonable terms, could have an adverse effect on the Company's business, results of operations and financial condition. The Company also is generally dependent on other third-party relationships with advertisers, sponsors and partners. Most of these arrangements do not require future minimum commitments to use the Company's services, are often not exclusive and are often short-term or may be terminated at the convenience of the other party. There can be no assurance that these third parties will not reassess their commitment to the Company at any time in the future, or that they will not develop their own competitive services or products. Further, there can be no assurance that the services of these companies will achieve market acceptance or commercial success and therefore there can be no assurance that the Company's existing relationships will result in sustained or successful business partnerships or significant revenues for the Company.

Technology Risks

Dependence on Continued Growth of the Internet and Internet Infrastructure - The Company's future success is somewhat dependent upon continued growth in the use of the Internet generally and, in particular, as a medium for advertising, marketing, services and commerce. Commercial use of the Internet is at an early stage of development, and market acceptance of the Internet as a medium for advertising, information services and commerce is subject to a high level of uncertainty. The relative effectiveness of the Internet as an advertising medium as compared to traditional advertising media, for example, has not been determined. Further, there can be no assurance that the required infrastructure to support future Internet user and traffic growth or complementary products or services necessary to make the Internet a viable commercial marketplace will be developed, or, if they are developed, that the Internet will become a viable commercial marketplace for products and services such as those offered by the Company. If commercial use of the Internet fails to continue to expand, the Company's business, results of operations and financial condition would be adversely affected.

Risks Inherent to the Company's Acquisition Strategy - The Company has in the past, and intends in the future, to expand through the acquisition of businesses, technologies, products and services. Acquisitions may result in the potentially dilative issuance of equity securities, the incurrence of additional debt, the write-off of in- process research and development or software acquisition and development costs, and the amortization of goodwill and other intangible assets. Any such adjustment could result in an increase in the amount of goodwill recorded, which would result in higher amortization expenses and, therefore, adversely affect the Company's operating results. Further, acquisitions involve a number of special problems, including difficulty integrating technologies, operations and personnel and diversion of management attention in connection with both negotiating the acquisitions and integrating the assets. There can be no assurance that the Company will be successful in addressing such problems. In addition, growth associated with numerous acquisitions places significant strain on the Company's managerial and operational resources. The Company's future operating results will depend to a significant degree on its ability to successfully manage growth and integrate acquisitions. Furthermore, many of the Company's investments are in early-stage companies, with limited operating histories and limited or no revenues; there can be no assurance that the Company will be successful in developing such companies.

Computer Operations - The Company's operations are dependent in part upon its ability to protect its computer operating systems against physical damage from fire, floods, earthquakes, power loss, telecommunications failures, break-ins and similar events. The Company's data centers are equipped with generator back up equipment, multiple fiber lines and other liquid and fire protection systems for protection in case of disaster. Despite the implementation of physical and network security measures by the Company, its servers are also vulnerable to computer viruses, break-ins and similar disruptive problems. The occurrence of any of these events could result in interruptions, delays or cessations in service to users of the Company's products and services which could have a material adverse effect on the Company's business, results of operations and financial condition.


LEGAL PROCEEDINGS

MGCC Investment Strategies Inc. is not subject to any pending litigation, legal proceedings or claims.


ITEM 17.
                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                     CONDITION AND RESULTS OF OPERATIONS


COMPANY OVERVIEW

The Company intends to provide guidance to public companies and other companies wishing to enter the public markets to raise capital, raise awareness of their businesses and effect strategic mergers, acquisition and other business combinations. MGCC will also develop, assist, operate and eventually invest in Internet and Technology companies in order to take advantage of the explosive growth in these areas. Therefore the Company will form two divisions its Corporations division and its Internet and Technology division. The Company may receive stock as compensation for its efforts, and will trade that stock in the public markets in addition to investing directly in other companies for its own account.

PLAN OF OPERATIONS-IN GENERAL

MGCC intends to provide organizational and creative financing solutions to emerging and development companies. The Company's network of association includes institutional investment firms, brokerage houses, merchant banks, mutual fund advisors, investor and public relations firms and insurance and financial planning firms. Through its predecessor corporations, MGCC's team of professionals has successfully arranged debt and equity financing for small to medium sized international corporations through public offerings, mergers of private companies into publicly traded corporations, secondary offerings and private placements.

MGCC represents the culmination of several years of effort in establishing an investment-banking firm to serve small to medium sized companies, and provide superior investment opportunities to a select group of investment specialists. The Company's network of offices and affiliates provides clients with a wide range of services in the following areas:

-       Corporate Finance
-       Corporate Communications
-       Merger and Acquisitions

MGCC's management team believes that today's marketplace remains strong for well-positioned and well-managed companies to attain funding at historically low rates of interest and equity dilution.


ITEM 18.
                             DESCRIPTION OF PROPERTY

The Company has no assets at this time.

ITEM 19.
                  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

MGCC Investment Strategies Inc. has not entered into any employment agreements with any of its employees, and employment arrangements are all subject to the discretion of its board of directors.

ITEM 20.
             MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is no market for the common stock at this time.

ITEM 21.
                              EXECUTIVE COMPENSATION

MGCC Investment Strategies Inc. has made no provisions for cash compensation to its officers and directors. No salaries are being paid at the present time, and will not be paid unless and until there is available cash flow from operations to pay salaries. There were no grants of options or SAR grants given to any executive officers during the last fiscal year.

ITEM 22.

FINANCIAL STATEMENTS



============================================================================

                        MGCC INVESTMENT STRATEGIES, INC.
                          AUDITED FINANCIAL STATEMENT
                                DECEMBER 31, 2000
                             WILLIAM A. MEYLER, P.C.



                          CERTIFIED PUBLIC ACCOUNTANT
                        REGISTERED MUNICIPAL ACCOUNTANT
                                 ONE AKIN PARK
                                1715 HIGHWAY 35
                             MIDDLETOWN, NJ 07748

============================================================================


                        INDEX TO FINANCIAL STATEMENTS

                                                                        Page
REPORT OF INDEPENDENT AUDITOR...........................................F-1
BALANCE SHEET, DECEMBER 31, 2000 AND JUNE 30, 2001......................F-2
STATEMENT OF NET LOSS...................................................F-3
STATEMENT OF STOCKHOLDERS; EQUITY.......................................F-4
STATEMENT OF CASH FLOWS.................................................F-5
NOTES TO FINANCIAL STATEMENTS...........................................F-6

REPORT OF INDEPENDENT AUDITOR
Board of Directors
MGCC Investment Strategies, Inc.
Las Vegas, NV

I have audited the accompanying inception balance sheet of MGCC Investment Strategies, Inc. (a Nevada corporation in the development stage) as of December 31, 2000 and the related statement of income, stockholder's equity, and cash flows for the period June e., 2000 (inception) to December 31, 2000. These financial statements are the responsibility of the company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements, referred to above, present fairly in all material respects the financial position of MGCC Investment Strategies, Inc. as of December 31, 2001, and the results of its operations and its cash flows for the period inception (June 8, 2000) to December 31, 2000 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the company will continue as a going concern. As discussed in Note B of the financial statement, the company is newly incorporated and to date has had no operating activities. Management's plans, in regard to subsequent operating activities, are also described in Note B.

William A. Meyler
Middletown, NJ
October 22, 2001

                        MGCC INVESTMENT STRATEGIES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                                 BALANCE SHEET

                                                         Inception to
                                                         December 31,     June 30,
                                                            2000            2001
                                                                         (Unaudited)

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Due to principal stockholder
Total Current Liabilities                                 $      -         $ 5,000
                                                           -------          ------
                                                                 -           5,000
STOCKHOLDERS EQUITY
        Preferred stock, authorized 10,000,000
        shares; $.0001 par value                                 -               -
        common stock, authorized 40,000,000
        shares; $.0001 par value; issued and
        outstanding 1,000,000 at December 31,
        2000 and June 30, 2001                                 100             100
        Additional contributed capital                       2,532           2,532
        Deficit accumulated during developmental stage      (2,632)         (7,632)
        Total Stockholders' Equity                               -          (5,000)
                                                           -------          ------
        Total Liabilities and Stockholders' Equity        $      -          $    -
                                                           =======          ======
See accompanying notes to financial statements.


                        MGCC INVESTMENT STRATEGIES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                             STATEMENT OF NET LOSS

                                                       Inception
                                                      June 8, 2000     For the Six
                                                           to          Months Ended
                                                      Dec. 31, 2000    June 30, 2001
                                                                        (Unaudited)
ADMINISTRATIVE EXPENSES
        Incorporation and consulting fees
        paid by principal stockholder                  $     2,632     $     5,000
                                                         ---------       ---------
        Total Administrative Expenses                        2,632           5,000
                                                         ---------       ---------
        Net Loss for the Period                        $     2,632     $     5,000
                                                         =========       =========
        Net Loss Per Common Share                      $   (0.0026)    $    (0.005)
                                                         =========       =========
        Weighted Average Number of Common Shares         1,000,000       1,000,000
                                                         =========       =========
See accompanying notes to financial statements.


                        MGCC INVESTMENT STRATEGIES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                       STATEMENT OF STOCKHOLDERS' EQUITY

                                                    Additional
                                   Common Stock     Contributed    Accumulated
                                  Number   Amount     Capital        Deficit      Total

Issuance of common
stock to organizing
stockholders at
$.0001 per share                1,000,000    $100     $2,532                       2,632
Net loss                                -       -          -         $(2,632)    $(2,632)
                                ---------    ----     ------         -------     -------
Balance December 31, 2000       1,000,000     100      2,532          (2,632)          -
                                ---------    ----     ------         -------     -------
Net loss (unaudited)                    -       -          -          (5,000)     (5,000)
                                ---------    ----     ------         -------     -------
Balance June 30, 2001          $1,000,000    $100     $2,532         $(7,632)    $(5,000)
                                =========    ====     ======         =======     =======

See accompanying notes to financial statements.


                        MGCC INVESTMENT STRATEGIES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                            STATEMENT OF CASH FLOWS

                                                       Inception
                                                      June 8, 2000     For the Six
                                                           to          Months Ended
                                                      Dec. 31, 2000    June 30, 2001
                                                                        (Unaudited)
SUPPLEMENTAL CASH FLOW INFORMATION:
  Non Cash Transactions:
    Issuance of 1,000,000 shares of common
     stock for incorporation and consulting
     fees paid by principal stockholders                 $2,632
                                                          =====
Consulting fees payable to principal stockholders                          $5,000
                                                                            =====
See accompanying notes to financial statements.


                        MGCC INVESTMENT STRATEGIES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENT
                      DECEMBER 31, 2000 AND JUNE 30, 2001

NOTE A. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

MCGG Investment strategies, Inc. (the company), a development stage enterprise, was organized under the laws of Nevada on June 8, 2000. The company intends to provide guidance to companies wishing to enter the public markets to raise capital, raise awareness of their business, and effect strategic mergers, acquisitions and other business combinations. The company also plans to develop, assist, operate, and invest in Internet and Technology companies.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

NOTE B. GOING CONCERN

The company was incorporated on June 8, 2000 and to date has had no operating activities and no significant capital contributions. The company is planning a Securities and Exchange registration under Form SB2. Should the registration become effective, it will seek to sell 1,000,000 shares of its common stock at $.10 per share. It is anticipated that the proceeds will enable the company to commence operations. There is no assurance however, that the registration under Form SB2 will become effective nor is there any assurance that if the proceeds are realized, that the amount will be sufficient to fund the operations of the company.

NOTE C. RELATED PARTY TRANSACTIONS

The principal stockholder of the company has paid certain costs and expenses on behalf of the company. The company has reimbursed the principal stockholder by issuing, in the year 2000, 1,000,000 shares of its common stock. During the six months ending June 30, 2001, the principal stockholder has paid additional costs and expenses for which a liability, in the amount of $5,000, has been established.

NOTE D. INCOME TAXES

The company has adopted Financial Accounting Standard Statement No. 109 (FASB No. x.09). Under this method, the company recognizes a deferred tax liability or, asset for temporary differences between the tax basis of an asset or liabiliy and the related amount reported on the financial statements. The principal types of differences, which are measured at the current tax rates, are net operating loss carry forwards. At December 31, 2000, and for the six month period ending June 30, 2001, these differences resulted in a deferred tax asset of approximately $400 and $1,150 respectively. FASB No. 109 requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. Accordingly, the company has recorded a valuation allowance for the entire deferred tax asset, and the accompanying financial statements do not reflect any net asset for deferred taxes at December 31, 2000 and June 30, 2001.

The company's net operating loss carry forwards amounted to approximately $2,632 and $7,632 at December 31, 2000 and June 30, 2001, respectively.

NOTE E. UNAUDITED FINANCIAL STATEMENTS

The financial statements for the six months ending June 30, 2000 are unaudited. However, in the opinion of management, all reasonable and necessary accruals have been recorded.


ITEM 23.
                 CHANGE IN AND DISAGREEMENT WITH ACCOUNTANTS
                   ON ACCOUNTING AND FINANCIAL DISCLOSURE

N/A


------------------------------------------------------------------------------
------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

MGCC Investment Strategies Inc.' Certificate of Incorporation provides that the directors of the Company shall be protected from personal liability to the fullest extent permitted by law. MGCC Investment Strategies Inc. By-laws also contain a provision for the indemnification of MGCC Investment Strategies Inc.' directors.

ITEM 25. OTHER EXPENSES OF ISSUANCES AND DISTRIBUTION.

The Registrant estimates that expenses payable by it in connection with the Offering described in this Registration Statement (other than the underwriting discount and commissions and reasonable expense allowance) will be as follows:

SEC registration fee...........................................  $ 246.00
Printing and engraving expenses................................  $1000.00
Accounting fees and expenses...................................  $2000.00
Legal fees and expenses (other than Blue Sky)..................  $ 750.00
Blue sky fees and expenses (including legal and filing fees)...  $
Miscellaneous..................................................  $1004.00
                                                                 --------
    Total......................................................  $5000.00

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

N/A


ITEM 27. EXHIBITS

    (a) The following exhibits are filed as part of this Registration
Statement:

  EXHIBIT
  NUMBER                     DESCRIPTION
-----------                 -----------------------------------------

       3.1                    Articles of Incorporation

       3.4                    By-Laws

       5.1                    Opinion of Counsel (including consent)

       6.1                    Specimen of Stock Certificate

      23.1                    Consent of Independent Accountant

      23.2                    Consent Of Independent Auditor

-----------                 -----------------------------------------

ITEM 28. UNDERTAKINGS.

    The undersigned Company hereby undertakes to:

        - File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

        - Include any prospectus required by Section 10(a)(3) of the Securities Act;

        - Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

        - Include any additional or changed material information on the plan of distribution. (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering. (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

        - Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of MGCC Investment Strategies Inc. pursuant to the provisions referred to under Item 24 of this Registration Statement, or otherwise, MGCC Investment Strategies Inc. has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

        - In the event that a claim for indemnification against such liabilities (other than the payment by MGCC Investment Strategies Inc. of expenses incurred or paid by a director, officer or a controlling person of MGCC Investment Strategies Inc. in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of competent jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        - For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by MGCC Investment Strategies Inc. under Rule 424(b)(1), or
    (4), or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

           - For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                      II-6

                                    SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada on December 11, 2001.

MGCC Investment Strategies Inc.

December 11, 2001


SIGNATURE                      TITLE                           DATE
------------------             ---------------------------     ----------------

/s/ Raymond R. Cottrell        Chief Executive Officer and     December 7, 2001
    -------------------        President
    Raymond R. Cottrell


/s/ Christopher R. Cottrell    Vice President                  December 7, 2001
    -----------------------
    Christopher R. Cottrell


/s/ Richard Kaiser             Secretary                       December 7, 2001
    -------------------
    Richard Kaiser

